Exhibit 99.1

Janus Investment Fund

			Lipper Rankings Based on Total Returns as of 12/31/05
			1-Year		3-Year		5-Year		10-Year		Since PM Inception
	PM Inception	Lipper Category	Percentile Rank (%)	Rank / Total Funds	Percentile Rank (%)	Rank / Total Funds	Percentile Rank (%)	Rank / Total Funds	Percentile Rank (%)	Rank / Total Funds	Percentile Rank (%)		Rank / Total Funds
Growth Funds

Janus Enterprise Fund	Jan-02	Mid-Cap Growth Funds	39	212 / 553	15	65 / 458	82	283 / 348	64	81 / 126	14		56 / 405

Janus Fund	Dec-99	Large-Cap Growth Funds	67	457 / 687	50	293 / 593	66	310 / 475	52	82 / 158	66		264 / 403

Janus Mercury Fund	Feb-03	Large-Cap Growth Funds	39	263 / 687	15	87 / 593	61	290 / 475	8	12 / 158	15		88 / 601

Janus Olympus Fund	Aug-97	Multi-Cap Growth Funds	17	68 / 409	51	180 / 358	70	194 / 279	14	12 / 89	13		17 / 135

Janus Orion Fund	Jun-00	Multi-Cap Growth Funds	4	16 / 409	4	13 / 358	9	24 / 279	—	—	36		82 / 232

Janus Twenty Fund(1)	Aug-97	Large-Cap Growth Funds	21	144 / 687	4	19 / 593	25	115 / 475	2	2 / 158	6		12 / 235

Janus Venture Fund(1)	Jan-01	Small-Cap Growth Funds	84	439 / 523	17	72 / 447	30	105 / 350	44	45 / 103	31		108 / 350

Core Funds

Janus Balanced Fund	Apr-05	Balanced Funds	6	38 / 650	57	267 / 475	38	143 / 382	7	12 / 177		‡

Janus Core Equity Fund	Apr-05	Large-Cap Core Funds	2	9 / 890	4	24 / 759	5	26 / 619	—	—		‡

Janus Growth and Income Fund	Dec-03	Large-Cap Core Funds	3	18 / 890	8	57 / 759	20	118 / 619	3	5 / 229	2		9 / 823

Janus Risk-Managed Stock Fund	Feb-03	Multi-Cap Core Funds	8	65 / 828	—	—	—	—	—	—	19		111 / 608

Janus Contrarian Fund	Feb-00	Multi-Cap Core Funds	2	14 / 828	1	2 / 602	7	26 / 420	—	—	14		45 / 341

Income Funds

Janus Federal Tax-Exempt Fund	Feb-05	General Muni Debt Funds	68	175 / 260	84	208 / 247	77	165 / 216	70	99 / 141		‡

Janus Flexible Bond Fund	Dec-91	Intermediate Inv Grade Debt Funds	53	247 / 468	28	109 / 399	25	73 / 303	16	21 / 137	4		2 / 55

Janus High-Yield Fund	Dec-03	High Current Yield Funds	40	166 / 423	88	327 / 371	60	183 / 305	3	3 / 104	47		191 / 406

Janus Short-Term Bond Fund	Jun-03	Short Investment Grade Debt Funds	53	120 / 227	18	32 / 179	49	61 / 124	23	14 / 62	22		41 / 189

International/Global Funds

Janus Global Life Sciences Fund	Dec-98	Health / Biotechnology Funds	31	53 / 173	27	43 / 163	62	71 / 115	—	—	35		17 / 48

Janus Global Opportunities Fund	Jun-01	Global Funds	95	321 / 340	53	149 / 285	—	—	—	—	12		27 / 228

Janus Global Technology Fund	Dec-98	Science & Technology Funds	11	29 / 284	49	128 / 263	62	137 / 221	—	—	22		16 / 75

Janus Overseas Fund	Jun-03	International Funds	1	2 / 875	5	36 / 757	38	210 / 562	6	11 / 209	2		14 / 784

Janus Worldwide Fund	Jun-04	Global Funds	87	294 / 340	96	272 / 285	97	200 / 206	49	38 / 77	80		257 / 322

Value Funds

Janus Mid Cap Value Fund — Inv(2)	Aug-98	Mid-Cap Value Funds	45	111 / 250	34	71 / 209	16	19 / 118	—	—	4		3 / 79

Janus Small Cap Value Fund — Inv.(1,2)	Feb-97	Small-Cap Core Funds	27	168 / 634	80	402 / 503	33	119 / 370	—	—	12		18 / 152

	Percent of JIF Funds per Lipper Quartile based on Total Returns
	1-Year	3-Year	5-Year	10-Year	Since PM Inception

1st Quartile	43.5%	45.5%	33.3%	64.3%	70.0%

2nd Quartile	26.1	22.7	23.8	14.3	20.0

3rd Quartile	17.4	13.6	28.6	21.4	5.0

4th Quartile	13.0	18.2	14.3	0.0	5.0

Lipper Inc. — A Reuters Company, is a nationally recognized organization that ranks the performance of mutual funds within a universe of funds that have similar investment objectives. Rankings are historical with capital gains and dividends reinvested.

Data presented reflects past performance, which is no guarantee of future results.

1.
Closed to new investors.

2.
Ranking is for the investor share class only; other classes may have different performance characteristics.